Exhibit 99.1

[C&F Letterhead]

[•], 2008

BCD Semiconductor Manufacturing Limited

800 Yishan Road

Shanghai 200233

People’s Republic of China

Re: BCD Semiconductor Manufacturing Limited

Dear Sirs,

We are qualified lawyers of the People’s Republic of China (the “PRC”) and are qualified to issue opinions on the laws and regulations of the PRC.

We have acted as the PRC counsel for BCD Semiconductor Manufacturing Limited (the “Company”), a company incorporated under the laws of the Cayman Islands, in connection with (i) the Company’s registration statement on Form F-1, including all amendments or supplements thereto (the “Registration Statement”), originally filed with the Securities and Exchange Commission (the “SEC”), under the U.S. Securities Act of 1933, as amended (the “Securities Act”), on January 28, 2008, relating to the offering by the Company and certain selling shareholders of the Company (the “Selling Shareholders”) of respective numbers of American Depositary Shares (“ADSs”), each of which represents five ordinary shares, par value 0.001 per share, of the Company (together with the ADSs, the “Offered Securities”) issued under the Deposit Agreement (the “Deposit Agreement”), dated as of [•], 2008, by and among the Deutsche Bank Trust Company Americas, as Depositary, and holders and beneficial owners from time to time of ADSs issued thereunder, and (ii) the Company’s proposed listing of the ADSs on the Nasdaq Global Market.

We have been requested to give this opinion on the matters set forth herein. Capitalized terms used herein and not defined herein shall, unless otherwise provided herein, have the meanings ascribed to such terms under the Underwriting Agreement dated [•], 2008 among the Company, the Selling Shareholders and Deutsche Bank Securities Inc., as the representative of the several Underwriters (the “Underwriting Agreement”).

In rendering this opinion, we have examined the originals or copies certified or otherwise identified to our satisfaction, of documents provided to us by the Company and such other documents, corporate records, certificates issued by governmental authorities in the PRC and officers of the Company and other instruments as we have deemed necessary or advisable for the purposes of rendering this opinion.

In rendering this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity with authentic original documents submitted to us as copies and the completeness of the documents provided to us. We have also assumed that no amendments, revisions, modifications or other changes have been made with respect to any of the documents after they were submitted to us for purposes of this opinion. We have further assumed the accuracy and completeness of all factual statements in the documents.

In rendering this opinion, we have relied with your permission (a) as to matters involving the application of the laws of New York, upon the opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, United States counsel to the Company, (b) as to matters involving the application of the laws of the Cayman Islands, upon the opinion of Maples & Calder, Cayman Islands counsel to the Company, and (c) as to matters of fact (but not as to legal conclusions), to the extent we deem proper, on certificates and confirmations of responsible officers of the Company or any of the PRC Subsidiaries (as defined below) and public officials.

As used herein, (a) “PRC Laws” means all laws, regulations, statutes, orders, decrees, guidelines, notices, judicial interpretations, subordinary legislations of the PRC which are publicly available; (b) “Approvals” means all approvals, consents, waivers, sanctions, authorizations, filings, registrations, exemptions, permissions, endorsements, annual inspections, qualifications, licenses, permits and certificates; (c) “Material Adverse Effect” means a material adverse effect on the condition (financial or other), business, properties, results of operations or prospects of the Company and the PRC Companies (as defined herein below) taken as a whole; and (d) “Prospectus” means each of (i) the preliminary prospectus dated January 28, 2008 that forms a part of the Registration Statement, as amended (the “Preliminary Prospectus”), (ii) the Preliminary Prospectus together with the issuer free writing prospectus or scheduled pricing information listed in the Underwriting Agreement (the “General Disclosure Package”) and (iii) the final prospectus dated [•], 2008 filed with the SEC pursuant to Rule 424(b) under the Securities Act (the “Final Prospectus”).

Based on the foregoing, we are of the opinion that:

1.

Shanghai SIM-BCD Semiconductor Manufacturing Co., Ltd (the “SIM-BCD”), a wholly owned subsidiary of the Company, was duly incorporated and is validly existing as a wholly foreign owned enterprise with limited liability company status in good standing under PRC Laws. All of the registered capital of SIM-BCD has been fully paid, and all of the equity interests of SIM-BCD are owned by the Company, and to the best of our knowledge after due inquiries, free and clear of all liens, encumbrances and equities and claims, and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into any shares of the registered capital or of ownership interests in SIM-BCD. The Articles of Association of SIM-BCD complies with PRC Laws in all material respects and is in full force and effect.

2.	BCD (Shanghai) Semiconductor Manufacturing Limited (the “BCD Shanghai”), a wholly owned subsidiary of the Company, was duly incorporated and is validly existing as a wholly foreign owned enterprise with limited liability company status in good standing under PRC Laws except as disclosed in the Prospectus. All of the registered capital of BCD Shanghai has been fully paid except as disclosed in the Prospectus, and all of the equity interests of BCD Shanghai are owned by the Company, and to the best of our knowledge after due inquiries, free and clear of all liens, encumbrances and equities and claims, and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into any shares of the registered capital or of ownership interests in BCD Shanghai. The Articles of Association of BCD Shanghai complies with PRC Laws in all material respects and is in full force and effect.

3.	Except as disclosed in the Prospectus, each of the business licenses of each of SIM-BCD and BCD Shanghai (collectively, the “PRC Subsidiaries”) is valid and in full force and effect and have not been revoked, withdrawn, suspended or cancelled.

4.	Each of the PRC Subsidiaries has the full power and authority and has obtained all necessary Approvals in order for it to own, use, lease and operate its assets and to conduct its existing business as described in the Registration Statement, the General Disclosure Package and the Prospectus. Such Approvals are in full force and effect, and we are not aware, after due inquiries, of any reason that will cause us to believe that such Approvals (including any that are subject to periodic renewal) will be suspended, revoked or not be renewed by the relevant PRC authority except as disclosed in the Prospectus.

5.

Each of the PRC Subsidiaries have valid title to, or valid leasehold interests in, all of its real properties and assets and, to the best of our knowledge after due inquiries, valid title to all personal properties and assets, in each case, free and clear of all liens, mortgages, pledges, charges or encumbrances of any kind, except to the extent described in the Registration Statement, the General Disclosure Package and the Prospectus or such as do not, individually or in the aggregate, have a

Material Adverse Effect. Each lease in the PRC to which any of the PRC Subsidiaries is a party is valid, subsisting and enforceable in accordance with its terms except the failure of registration of such leases which, individually or in the aggregate, will not have a Material Adverse Effect.

6.	The Company or any of its Subsidiaries incorporated in a jurisdiction other than the PRC (the “Non-PRC Subsidiaries”) is not required to register or qualify with PRC governmental authorities as a foreign corporation in order to transact business as described in the Registration Statement, the General Disclosure Package and the Prospectus.

7.	Each of the PRC Subsidiaries can legally conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus and, to the best of our knowledge after due inquiries, none of the Company, any of the Non-PRC Subsidiaries or any of the PRC Subsidiaries is in violation of any PRC Law, or in breach of the terms and conditions of any Approvals except as disclosed in the Prospectus; or in breach of or in default under the articles of association or other organizational or constituent documents, or the business licenses of any PRC Subsidiaries except as disclosed in the Prospectus; in breach or violation of judgment, order, writ or decree of any governmental agency or court in the PRC; or except as disclosed in the Prospectus, in breach or default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument known to us after inquires and to which the Company, any of the Non-PRC Subsidiaries or any of the PRC Subsidiaries is a party or by which it or any of their respective properties is bound, which violation, breach or default has not been corrected, remedied, rectified or waived, or the result of which would have a Material Adverse Effect (it being understood that our opinion regarding contravention, breach or violation by the Company, any of the Non-PRC Subsidiaries or any of the PRC Subsidiaries of any agreement or instrument is limited to agreements or instruments governed by PRC Laws).

8.	To the best of our knowledge after due inquiries and except as disclosed in the Prospectus, none of the PRC Subsidiaries has taken any action nor have any steps been taken or legal or administrative proceedings been commenced or threatened for the winding up, dissolution or liquidation of any of the PRC Subsidiaries (as the case may be) or for the suspension, withdrawal, revocation or cancellation of any of their respective business licenses.

9.

Each of the PRC Subsidiaries has acquired, or can acquire on reasonable terms, the legal right to use all the patents, patent rights, licenses, inventions, copyrights, knowhow (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names and all other intellectual property rights currently employed by them for their business as described in the Registration Statement, the General Disclosure Package and the Prospectus, and, to the best of our knowledge after due inquiries, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, none of the PRC Subsidiaries has received any notice of infringement of asserted rights of others with respect to any of the foregoing that, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in any Material Adverse Effect.

10.	Except as disclosed in the Prospectus and to the best of our knowledge after due inquiries, none of the PRC Subsidiaries is in violation of any applicable environmental laws or regulations in the PRC.

11.	Except as disclosed in the Prospectus, each of the Company, the Non-PRC Subsidiaries and the PRC Subsidiaries has complied with all the required registration with the State Administration of Foreign Exchange of the PRC, except such non-compliance which, individually or in the aggregate, will not have a Material Adverse Effect.

12.	The statements set forth in the Registration Statement, the General Disclosure Package and the Prospectus under the captions “Risk Factors—Risks Related to Our Financial Condition and Business—If we are unable to successfully negotiate a reduction in the required registered capital of BCD Shanghai, we may suffer loss of certain assets, penalties and other adverse consequences, which would harm our consolidated business, results of operations and financial condition”, “Risk Factors—Risks Related to Our Financial Condition and Business—If we are unable to successfully negotiate a reduction in existing commitments to build two eight-inch fabs, we may lose certain assets and suffer penalties and other adverse consequences, which would harm our consolidated business, results of operations and financial condition” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Contractual Obligations and Commitments—Zizhu Industrial Park Matters”, insofar as they purport to summarize facts, are, to our best knowledge after due inquiries, true and accurate in all material respects, insofar as they purport to summarize any agreement or other document, are true and accurate and constitute a fair summary of such agreement or document; and in each case, insofar as we are aware, nothing has been omitted from such statements which would make the same misleading in any material respect.

13.	Each of the Underwriting Agreement, the Deposit Agreement and the Offered Securities is in proper legal form under PRC Laws for the enforcement thereof against the Company and constitutes a valid and legally binding obligation of the Company under PRC Laws, enforceable in accordance with its terms, subject as to enforceability to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights generally and to general equity principles. It is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of the Underwriting Agreement, the Deposit Agreement or any other document or instrument delivered by the Company to the Depositary in connection with the offering of the ADSs for such documents to be filed or recorded or enrolled with any court or authority in the PRC or any political subdivision thereof or that any stamp, registration or similar tax be paid in the PRC or any political subdivision thereof.

14.	Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no limitations under PRC Laws on the rights of the Company (a) to convert into foreign currency and freely transfer out of the PRC all dividends declared and made payable upon the equity interest in each of the PRC Subsidiaries, or (b) to convert the said dividends upon the equity interest in each of the PRC Subsidiaries into foreign currency and freely transfer out of the PRC all amounts required to pay dividends declared and payable on the Offered Securities. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all such dividends are not subject to withholding or other taxes under PRC Laws and are otherwise free and clear of any other tax, withholding or deduction in the PRC.

15.	Under PRC Laws, assuming that the transferees of the Offered Securities are not entities organized under the laws of, or residents of, the PRC, the Offered Securities are freely transferable by the Company to or for the account of the Underwriters, and (to the extent described in the Prospectus) the initial purchasers thereof; and there are no restrictions on subsequent transfers of the Offered Securities under PRC Laws. To the extent related to PRC law, no holder of any of the Offered Securities after the completion of the offering will be subject to liability in respect of any liability of the Company, any of the Non-PRC Subsidiaries or any of the PRC Subsidiaries by virtue only of the holding of any such Offered Securities.

16.

To the best of our knowledge after due inquiries, there is no pending or threatened action, suit, proceeding or investigation, to which the Company, any of the Non-PRC Subsidiaries or any of the PRC Subsidiaries is a party, or to which the property of the Company, any of the Non-PRC Subsidiaries or any of the PRC Subsidiaries is subject, before or brought by any court or governmental agency or body in the PRC, which might reasonably be expected to result in a Material Adverse

Effect or prevent or otherwise adversely affect the consummation of the transactions contemplated in the Underwriting Agreement, the Deposit Agreement, the Registration Statement or the Prospectus or the performance by the Company, any Non-PRC Subsidiary or any PRC Subsidiary of their respective obligations thereunder.

17.	The information included in the Registration Statement, the General Disclosure Package and the Prospectus under the captions “Risk Factors”, “Regulation”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “Dividends and Dividend Policy”, “Related Party Transactions”, “Taxation” and “Business” to the extent they constitute matters of PRC Laws or legal conclusions in respect of PRC law, or summaries of legal proceedings or agreements governed by PRC laws, has been reviewed by us and is correct in all material respects; and our opinion set forth under “Enforceability of Civil Liabilities” in the Registration Statement, the General Disclosure Package and the Prospectus is confirmed.

18.	There are no PRC statutes or regulations that are material to the Company, Non-PRC Subsidiaries and the PRC Subsidiaries, taken as a whole, that are not described in the Registration Statement and the Prospectus and such descriptions in the Registration Statement and the Prospectus are accurate in all material respects.

19.	Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, to the best of our knowledge after due inquiries, there are no outstanding guarantees or contingent payment obligations by any PRC Subsidiary in respect of indebtedness of third parties which are material to the Company, the Non-PRC Subsidiaries and the PRC Subsidiaries, taken as a whole.

20.	To the best of our knowledge after due inquiries and except as disclosed in the Prospectus, all local and national PRC governmental tax waivers and other local and national PRC tax relief, concessions and preferential treatment granted to or otherwise obtained or enjoyed by the Company or any of its Subsidiaries are valid, binding and enforceable and do not violate any provision of any law or statute or any order, rule or regulation of any local or national government, regulatory body or administrative agency or other governmental body in the PRC.

21.	To the best of our knowledge after due inquiry and except as disclosed in the Prospectus, none of the Company and its Subsidiaries is delinquent in the payment of any PRC taxes due and there is no PRC tax deficiency which might be assessed against it or any penalty imposed in connection with any late payment of PRC taxes, except such assessment or penalties which will not have a Material Adverse Effect.

22.	The choice of the laws of the State of New York as the governing law of the Underwriting Agreement and the Deposit Agreement is a valid choice of law under PRC Laws and PRC courts will honor this choice of law in accordance with the requirements of the Civil Procedural Law of PRC.

23.	Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, no transaction tax, stamp duty or similar tax or duty or withholding or other taxes are payable by or on behalf of the Underwriters in the PRC with respect to (a) the deposit with the Depositary of Ordinary Shares against the issuance of ADSs evidencing the Offered Securities, (b) the sale and delivery by the Company and the Selling Shareholders of the Offered Securities as contemplated by the Underwriting Agreement and the Prospectus to or for the respective accounts of the Underwriters, (c) the holding or transfer of the Offered Securities by the Underwriters outside the PRC to the initial purchasers thereof in the manner contemplated in the Underwriting Agreement or (d) the execution, delivery or enforcement of the Underwriting Agreement and the Deposit Agreement. Under PRC Laws except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, (x) dividends paid by the PRC Subsidiaries to the Company will not be subject to income tax imposed in the PRC or any subdivision thereof, (y) any dividends or distributions made by the Company to holders or beneficial owners of the Offered Securities will not be subject to any PRC withholding tax or tax of any other nature, and (z) a holder or beneficial owner of Offered Securities will not be subject to any PRC transaction tax, stamp duty or similar tax or duty or any PRC withholding tax or other PRC taxes of any nature in connection with the acquisition, ownership and disposition of the Offered Securities, including the receipt of any dividends or distributions on the Offered Securities, provided in the case of (y) and (z) that the holder or beneficial owner has not been physically resident in the PRC for a period of one year or more and therefore become subject to PRC tax (and to the extent not granted an exemption or other relief under any applicable double tax treaty).

24.

Any final judgment for a fixed or readily calculable sum of money rendered by any court of the State of New York or of the United States located in the State of New York having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Company based upon the Underwriting Agreement or the Deposit Agreement would be recognized and enforced by the courts of the PRC in accordance with the requirements of PRC Civil Procedures Law based either on treaties between the PRC and the United States of America (if any) or on reciprocity between jurisdictions, provided that (a) the judgment was not contrary to the public policy, state sovereignty or security of the PRC, (b) the judgment was not given or obtained by fraud,

(c) the judgment was not based on clear mistake of law or fact, (d) the judgment was not directly or indirectly for the payment of taxes or other charges of a like nature or of a fine or other penalty, (e) the judgment was for a definite sum of money, (f) the judgment was final and conclusive, (g) adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard, (h) such judgments do not conflict with any other valid judgment in the same matter between the same parties, (i) an action between the same parties in the same matter is not pending in any PRC court at the time the lawsuit is instituted in the New York Court, and (j) the requirements of the PRC Civil Procedures Law based either on treaties between the PRC and the United States or on reciprocity between such jurisdictions are satisfied.

25.	The irrevocable submission of the Company to the jurisdiction of any New York State or United States Federal court sitting in the Borough of Manhattan in the City of New York (each, a “New York Court”), the waiver by the Company of any objection to the venue of a proceeding in a New York Court, the waiver and agreement not to plead an inconvenient forum are legal, valid and binding under PRC Laws and will be respected by PRC courts, provided that there will be an actual connection between the New York Court and the dispute. Service of process effected in the manner set forth in the Underwriting Agreement and the Deposit Agreement will be effective, insofar as the PRC Laws are concerned, to confer valid personal jurisdiction over the Company. Any judgment obtained in a New York Court arising out of or in relation to the obligations of the Company under the Underwriting Agreement and the Deposit Agreement will be recognized in PRC courts subject to the limitations and restrictions described under the caption “Enforceability of Civil Liabilities” in the Registration Statement, General Disclosure Package and Prospectus.

26.

The execution, delivery and performance of each of the Underwriting Agreement and the Deposit Agreement, the consummation of the transactions contemplated therein and in the Prospectus (including the issuance and sale of the Offered Securities, compliance with the terms and provisions thereof, and the use of the proceeds from the sale of the Offered Securities as described in the Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations under each of the Underwriting Agreement and the Deposit Agreement, will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or a default under, or result in the creation or imposition of any lien, charge or encumbrance upon, any property or assets of any of the PRC Subsidiaries pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument known to us after due inquires and governed by PRC Laws, to which the Company, any of the Non-PRC

Subsidiaries or any of the PRC Subsidiaries is a party or by which they may be bound, or to which any of their property or assets is subject (except for such conflicts, breaches, defaults or liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of (i) the articles of association or other organizational or constituent document of any of the PRC Subsidiaries or (ii) any PRC Laws or any judgment known to us after due inquires, of any government, government instrumentality or court in the PRC, having jurisdiction over the Company, any of the Non-PRC Subsidiaries or any of the PRC Subsidiaries or any of their respective properties, assets or operations, except the violation will not have a Material Adverse Effect. All necessary PRC Approvals for the execution, delivery and performance of each of the Underwriting Agreement and the Deposit Agreement have been obtained, and no other Approvals (including the approval from the China Securities Regulatory Committee (“CSRC”)) are required for the execution, delivery and performance of each of the Underwriting Agreement, the Deposit Agreement, the issuance and sale of the Offered Securities by the Company or the deposit of the Ordinary Shares with the Depositary against issuance of the ADSs.

27.	The Company and its obligations under the Underwriting Agreement and the Deposit Agreement are subject to civil and commercial law and suit; and none of the Company and its properties, assets or revenues has any right of immunity from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from setoff or counterclaim, from the jurisdiction of any court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief, or for the enforcement of judgment in the PRC, with respect to their respective obligations, liabilities or any other matter under or arising out of or in connection with the Underwriting Agreement or the Deposit Agreement.

28.	It is not necessary in order to enable the Underwriters to exercise or enforce their rights under the Underwriting Agreement in the PRC or by reason of the entry into and/or the performance of the Underwriting Agreement for the Underwriters to be licensed, qualified, authorized or entitled to do business in the PRC.

29.	The performance by the Underwriters in the PRC of any of their rights, duties, obligations and responsibilities under the Underwriting Agreement will not violate any law applicable in the PRC.

30.

Although we do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus (other than as specifically set forth in paragraphs 17 and 18 above), nothing has come to our attention which leads us to believe that (i) the Registration Statement at the time it became effective under the Securities Act (including the information deemed to be a part of the Registration Statement at the time it became effective pursuant to Rules 430A, 430B or 430C under the Securities Act) and as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (ii) the General Disclosure Package, as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (iii) the Prospectus, or any supplement thereto, on that date it was filed pursuant to the Rules and Regulations and as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that we express no view as to financial statements and schedules and other financial data therein).

31.	Except as disclosed in the Prospectus, each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body in the PRC or other consents, approvals or authorizations (corporate or other) that is required or otherwise necessary under PRC Laws for the consummation of the merger of Advanced Analog Circuits (Shanghai) Corporation and MEMS Manufacturing (Shanghai) Co. Ltd. into Shanghai SIM-BCD Semiconductor Manufacturing Co. Ltd. (the “Restructuring”) has been obtained or made and is in full force and effect; and there is no material obstacle or impediment under the PRC Laws for the consummation of the Restructuring.

32.

The actions taken by the Company or its Subsidiaries in connection with the Restructuring and the consummation of the Restructuring did not and will not (A) conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, (i) to the best of our knowledge after due inquiry, any indenture, mortgage, deed of trust or other agreement or instrument which is governed by the PRC Laws and to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of their respective properties is bound, or (ii) the articles of association or other organizational or constituent documents or business licenses, authorizations or qualifications of any of the PRC Subsidiaries, or (iii) any applicable PRC Laws, order, judgment, writ or decree of any court or of any government, regulatory body or administrative agency or other governmental body in the PRC except those which will not have a Material Adverse Effect, or (B) result in the creation or imposition of any lien, charge, encumbrance or other restriction on any properties or assets of any PRC Subsidiary which would, individually or in the aggregate, have a Material Adverse Effect.

This opinion is limited to PRC Laws of general application as of the date of this opinion and is given on the basis that it will be governed by, and construed in accordance with, PRC Laws. We have made no investigation of, and do not express or imply any views on, the laws of any country other than the PRC.

PRC Laws referred to herein are laws currently in force as of the date of the opinion and there is no guarantee that any of such PRC Laws will not be changed, amended or revoked in the immediate future or in the longer term with or without retrospective effect.

We hereby consent to the use of this opinion in, and the filing hereof as an exhibit to, the above-mentioned Registration Statement and to the reference to our name under the headings “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “Regulation”, “Taxation”, “Enforceability of Civil Liabilities” and “Legal Matters” in the prospectus included in such Registration Statement. In giving such consent, we do not thereby admit that we fall within the category of the person whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the regulations promulgated thereunder.

Under a circular issued by the China Securities Regulatory Commission on December 3, 2007 regarding the interpretation of Article 11 of “The Measures for the Administration of the Provisions of Securities Legal Services by Law Firms”, we are not permitted to address this opinion to underwriters in the offering.

Sincerely yours,

Commerce & Finance Law Offices

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